Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ConnectM Technology Solutions, Inc. (the “Company”) of our report dated August 4, 2025, with respect to our audits of the Company’s consolidated financial statements as of December 31, 2024 and 2023, and for the years then ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Adeptus Partners, LLC

PCAOB ID: 3686
Ocean, New Jersey
July 10, 2026